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                                                                       Exhibit 5
                                                                    Exhibit 23.1

                         EARP, COHN, LEONE & PENDERY


                                 July 23, 1996



Community Financial Holding Corporation
222 Haddon Avenue
Westmont, NJ  08108

                 RE:      COMMUNITY FINANCIAL HOLDING CORPORATION
                          1994 EMPLOYEE AND DIRECTOR STOCK OPTION PLAN

Gentlemen:

         We have acted as counsel to Community Financial Holding Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the registration of 310,839 shares (the "Shares") of the Company's Common Stock, par value $5.00 per share (the "Common Stock"), underlying stock options granted and which may in the future be granted under the Community Financial Holding Corporation 1994 Employee and Director Stock Option Plan (the "Plan").

         In that connection, we have examined all such corporate records of the Company, and such other instruments, certified by public officials or officers of the Company, and other documents as we deemed necessary as a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures on, and the authenticity of, all documents so examined and the conformity to original documents of all documents submitted to us as copies.
We have also assumed that: (i) all Shares issued upon the exercise of an option granted under the Plan will be issued only upon receipt by the Company of the consideration required under the Plan and that no Shares will be issued except upon payment to the Company in cash of no less than the amount of consideration determined to constitute capital under the New Jersey Business Corporation Act, but in no event less than $5.00 per share; and (ii) at the time of exercise of an option, a sufficient number of authorized shares of Common Stock shall be available and reserved for issuance thereunder.

         Based upon and subject to the foregoing, we are of the opinion that the Shares will be, if and when issued upon exercise of an
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Community Financial Holding Corporation
July 23, 1996
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option and paid for in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable.

         The foregoing opinion is delivered to you in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      EARP, COHN, LEONE & PENDERY


                                      By:/s/Steven R. Kanes
                                         ------------------------
                                           Steven R. Kanes

SRK:al